                                                                       EXHIBIT 4

                                VOTING AGREEMENT


        THIS VOTING AGREEMENT is entered into as of June 27, 2000, by and between STEAG Electronic Systems AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Parent"), and Brad Mattson, an individual ("Stockholder") who is a director and the Chief Executive Officer of Mattson Technology, Inc., a Delaware corporation (the "Company").

                                    RECITALS

        A. On June 27, 2000, the Company and Parent entered into a Strategic Business Combination Agreement (the "Combination Agreement") pursuant to which, subject to satisfaction or waiver of the conditions therein, (i) Parent will sell and transfer 100% of the issued and outstanding capital stock or other equity ownership interests of certain direct and indirect wholly-owned subsidiaries of Parent (the "Parent Entities") to the Company and (ii) the Company shall issue to Parent 11,850,000 shares of restricted common stock, par value $.001 per share ("Common Stock") of the Company (the "STEAG Transaction").

        B. On June 27, 2000, the Company, CFM Technologies, Inc. a Pennsylvania corporation ("CFM"), and M2C Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("M2C"), entered into an Agreement and Plan of Merger (the "CFM Merger Agreement") pursuant to which, subject to satisfaction or waiver of the conditions therein, (i) M2C will merge with and into CFM, resulting in CFM continuing as the surviving corporation and M2C ceasing to exist as a separate corporation (the "CFM Merger") and (ii) the Company will issue approximately 4,100,000 shares of Common Stock to the existing stockholders of CFM and assume outstanding CFM stock options in accordance with the CFM Merger Agreement.

        C. As of the date hereof, Stockholder owns approximately 17.0% of the Company's outstanding Common Stock.

        D. In order to induce Parent to enter into the Combination Agreement, Stockholder is entering into this Voting Agreement.

                                    AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

               SECTION 1. CERTAIN DEFINITIONS

        For purposes of this Voting Agreement:

                      (a) "COMPANY COMMON STOCK" shall mean the common stock, par value $.001 per share, of the Company.

                      (b) "EXPIRATION DATE" shall mean the earliest of (i) the date upon which the Combination Agreement is validly terminated or (ii) the date upon which the STEAG Transaction becomes effective.


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

                      (c) Stockholder shall be deemed to "OWN" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

                      (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                      (e) "SUBJECT SECURITIES" shall mean the securities of the Company (including all shares of Company Common Stock and options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement, all of which are accurately listed on the signature page hereof, together with any additional shares, options, warrants and other rights to acquire shares which additional securities become Owned by Stockholder between the date hereof and the Expiration Date.

                      (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

               SECTION 2. TRANSFER OF SUBJECT SECURITIES

        2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

        2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) except pursuant to this Voting Agreement, no proxy is granted, and no voting agreement or similar agreement, arrangement or understanding is entered into, with respect to any of the Subject Securities.

               SECTION 3. VOTING OF SHARES

        3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

                      (a) at any meeting of stockholders of the Company, however called, Stockholder shall (unless otherwise directed in writing by Parent) be present (in person or by proxy) and voting and shall cause the Subject Securities that are Owned by Stockholder as of the record date fixed for such meeting to be voted in favor of the STEAG Transaction and the


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

Mattson Stockholder Proposal (as defined in the Combination Agreement) (collectively, the "Stockholder Proposal"); and

                      (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the Stockholder Proposal, Stockholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to the Subject Securities that are Owned by Stockholder as of the record date fixed for the consent to the proposed actions, a written consent or written consents to such proposed actions.

        This Voting Agreement is intended to bind Stockholder only with respect to the specific matters set forth herein, and shall not prohibit Stockholder from acting in accordance with his fiduciary duties as an officer or director of the Company. Stockholder will retain at all times the right to vote the Stockholder's Subject Securities, in Stockholder's sole discretion, on all matters other than those set forth in this Section 3.1 which are at any time or from time to time presented to the Company's stockholders generally. Notwithstanding the foregoing, Stockholder agrees that during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit the Subject Securities that are Owned by Stockholder as of the applicable record date to be voted in favor of, and shall not cause or permit written consents to be executed with respect to such Subject Securities consenting to, an Acquisition Transaction, or any other proposed transaction by the Company which would result in a breach by the Company or give rise to a right of termination on the part of Parent under the Combination Agreement.

        3.2 PROXY.

        Contemporaneously with the execution of this Voting Agreement, (i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

               SECTION 4. WAIVER OF APPRAISAL RIGHTS

        Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters rights and any similar rights relating to the STEAG Transaction or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock or other security Owned by Stockholder.

               SECTION 5. NO SOLICITATION

        Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his representatives do not, directly or indirectly solicit, initiate, seek, or encourage any inquiry, proposal or offer (whether written or oral) from any Person (other than discussions with Parent), or, except in response to an unsolicited inquiry, proposal or offer (whether written or oral) from any such Person, furnish any information to, or participate in any negotiations with any such Person, regarding (i) any acquisition of the Company, any merger or consolidation with or involving the Company which results in the stockholders of the Company prior to such transaction owning less than 50% of the capital stock of the surviving corporation, or any acquisition of any material portion of the stock or assets of the Company or (ii) any acquisition, whether by merger, stock acquisition, asset acquisition, joint venture, partnership or otherwise, by the Company of any business which competes with Parent in the RTP, CVD, wet processing or copper business, other than potential acquisitions that have been specifically disclosed to Parent in writing prior to the date of this Voting Agreement, are approved by Parent in writing, or are otherwise permitted under the terms of the Combination Agreement. The restrictions and covenants in this Section 5 shall apply to Stockholder only in his capacity as a stockholder and not to Stockholder in his capacity as a director or officer of the Company.

               SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:

        6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        6.2 NO CONFLICTS OR CONSENTS.

                      (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

                      (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

        6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any liens, claims, encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof;
(b) Stockholder holds (free and clear of any liens, claims, encumbrances or restrictions) the options, warrants and other rights to acquire shares of


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

Company Common Stock set forth under the heading "Shares Subject to Options and Other Rights" on the signature page hereof; (c) Stockholder Owns, free and clear of any liens, claims, encumbrances or restrictions, the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the closing of the STEAG Transaction as if made on that date.

               SECTION 7. ADDITIONAL COVENANTS OF STOCKHOLDER

        7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall (at Parent's expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Parent's expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        7.2 LEGEND. Prior to any transfer by Stockholder of the Subject Securities, Stockholder shall submit to the Company's transfer agent each certificate evidencing any Subject Securities Owned by Stockholder and instruct that such certificate be imprinted with a legend in the following form: THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF JUNE 27 2000, BETWEEN STEAG AND BRAD MATTSON AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

               SECTION 8. MISCELLANEOUS

        8.1 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        8.2 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) three (3) business days after sent by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):


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

      IF TO STOCKHOLDER:

            Brad Mattson
            3550 West Warren Avenue
            Fremont, California  94538
            510-657-5900
            Facsimile:  510-492-7052

      With a copy to:

            Gray Cary Ware & Freidenrich LLP
            400 Hamilton Avenue
            Palo Alto, CA 94301-1825
            Attention:  Bradley J. Rock, Esq.

      IF TO PARENT:

            STEAG Electronic Systems AG
            Ruettenscheider Strasse 1-3
            D-45128 Essen, Germany
            Attention:   Chief Executive Officer
            Fax:      011-49-201-801-6630
            Tel:      011-49-201-801-2193
            Attention:   General Counsel
            Fax:      011-49-201-801-6684
            Tel:      011-49-201-801-2510

      With a copy to:

            Dewey Ballantine LLP
            1301 Avenue of the Americas
            New York, NY  10019
            Attention:  Marc R. Packer, Esq.
            Facsimile: 212-259-6333

        8.3 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.


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

        8.4 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

        8.5 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

        8.6 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.6, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        8.7 NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

        8.8 GOVERNING LAW; VENUE.

                      (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                      (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the


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

Proxy may be brought or otherwise commenced in any state or federal court located in the County of New Castle, Delaware. Stockholder: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of New Castle, Delaware (and each appellate court located in the State of Delaware), in connection with any such legal proceeding;
(ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 8.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of New Castle, Delaware, shall be deemed to be a convenient forum; and (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of New Castle, Delaware, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court. Nothing contained in this Section 8.8(b) shall be deemed to limit or otherwise affect the right of Parent to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

                      (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

        8.9 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        8.10 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        8.11 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought by one party against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        8.12 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.


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

        8.13 CONSTRUCTION.

                      (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                      (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement or the Proxy.

                      (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                      (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.




            (The remainder of this page is intentionally left blank)




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

        IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.


                                  STEAG ELECTRONIC SYSTEMS AG


                                  By: /s/  Hans Betz
                                     -------------------------------------------
                                     Dr. Hans Betz, Chief Executive Officer



                                  By: /s/ PPE Luetke-Daldrup
                                     -------------------------------------------
                                     Dr. Berthold Luetke-Daldrup



                                  STOCKHOLDER


                                  By: /s/ Brad Mattson
                                     -------------------------------------------
                                     Brad Mattson




SHARES HELD OF RECORD:                                              3,535,516

SHARES SUBJECT TO OPTIONS AND
  OTHER RIGHTS:                                                       316,500

ADDITIONAL SECURITIES BENEFICIALLY OWNED:                                   0

                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY

        The undersigned stockholder of Mattson Technology, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes STEAG Electronic Systems AG, an Aktiengesellschaft organized under the laws of Germany ("Parent") the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) all outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof and which are Subject Securities (as defined in the Voting Agreement between the undersigned and Parent of even date herewith). (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Strategic Business Combination Agreement, dated as of the date hereof, among Parent and the Company (the "Combination Agreement").

        The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Combination Agreement or the closing of the transactions contemplated thereby (the "STEAG Transaction") at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, in favor of the Stockholder Proposal (as defined in the Voting Agreement).

        The undersigned may vote the Shares on all other matters subject, however, to the voting restrictions set forth in the last sentence of Section
3.1 of the Voting Agreement. This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.


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

        This proxy shall terminate upon the earlier of the valid termination of the Combination Agreement or the closing of the STEAG Transaction.

Dated: _______________, 2000.


                                          --------------------------------------
                                          (Signature)


                                          --------------------------------------
                                          (Print Name)



                                          NUMBER OF SHARES OF COMMON STOCK OF
                                          THE COMPANY OWNED OF RECORD AS OF THE
                                          DATE OF THIS PROXY:

                                          --------------------------------------



                                       2